                                                                    EXHIBIT 10.1
                              REALNETWORKS, INC.

                             AMENDED AND RESTATED

                            1996 STOCK OPTION PLAN


                            (as amended and restated
                             as of April 12, 1999)

                               TABLE OF CONTENTS

                                                                                 Page
ARTICLE 1  PURPOSE AND EFFECTIVENESS..........................................     1

     1.1   Purpose............................................................     1
     1.2   Effective Date.....................................................     1
     1.3   Acquired Company Awards............................................     1

ARTICLE 2  DEFINITIONS........................................................     2

     2.1   Certain Defined Terms..............................................     2

ARTICLE 3  ADMINISTRATION.....................................................     4

     3.1   Administrative Committee...........................................     4
     3.2   Appointment of Administrative Committee............................     4
     3.3   Powers; Regulations................................................     4
     3.4   Limits on Authority................................................     5
     3.5   Exercise of Authority..............................................     5

ARTICLE 4  SHARES SUBJECT TO THE PLAN.........................................     5

     4.1   Number of Shares...................................................     5
     4.2   Adjustments........................................................     5

ARTICLE 5  ELIGIBILITY........................................................     6

ARTICLE 6  STOCK OPTIONS......................................................     6

     6.1   Grant of Options...................................................     6
     6.2   Purchase Price.....................................................     6
     6.3   Limitations on Grants..............................................     6
     6.4   Term of Options....................................................     7
     6.5   Option Agreement...................................................     7
     6.6   Exercise of Options................................................     7
     6.7   Manner of Exercise.................................................     8
     6.8   Legends............................................................     8
     6.9   Nontransferability.................................................     9
     6.10  Repurchase of Shares...............................................     9
     6.11  Class of Common Stock..............................................    10
     6.12  Delegation to Executive Officer of Authority to Grant Options......    11

ARTICLE 7  GENERAL PROVISIONS.................................................    11

     7.1   Acceleration of Options--Approved Transactions; Control Purchase...    11
     7.2   Termination of Services............................................    12
     7.3   Right to Terminate Services........................................    13

     7.4   Nonalienation of Benefits..........................................    13
     7.5   Shareholders Agreement.............................................    13
     7.6   Termination and Amendment..........................................    14
     7.7   Government and Other Regulations...................................    14
     7.8   Withholding........................................................    15
     7.9   Separability.......................................................    15
     7.10  Non-Exclusivity of the Plan........................................    15
     7.11  Exclusion from Pension and Profit-Sharing Computation..............    15
     7.12  No Shareholder Rights..............................................    15
     7.13  Governing Law......................................................    15
     7.14  Company's Rights...................................................    15

                               RealNetworks, Inc.

                  AMENDED AND RESTATED 1996 STOCK OPTION PLAN

                                       1

                           PURPOSE AND EFFECTIVENESS

     1.1 Purpose. The purpose of the 1996 Stock Option Plan (the "Plan") is to provide a method by which selected individuals rendering services to RealNetworks, Inc., a Washington corporation (the "Company"), may be offered an opportunity to invest in capital stock of the Company, thereby increasing their personal interest in the growth and success of the Company. The Plan is also intended to aid in attracting persons of exceptional ability to become officers and employees of the Company.

    1.2 Effective Date; Shareholder Approval. The Plan shall be effective at the time specified in the resolutions of the Board adopting the Plan (the "Effective Date"). The Plan shall be subject to the requirement of RCW 21.20.310(10) that the Administrator of Securities of the Department of Financial Institutions of the State of Washington be provided with notification of the adoption of the Plan. No Option shall be granted hereunder until this notification requirement has been satisfied. The issuance of Incentive Stock Options shall be subject to approval of the Plan by holders of shares of Common Stock constituting at least a majority of the shares of Common Stock represented in person or by proxy at the meeting at which the approval is sought. If this shareholder approval requirement is not satisfied within twelve (12) months after the Effective Date, all Incentive Stock Options issued under the Plan shall automatically become Nonqualified Stock Options.

     1.3 Acquired Company Awards. Notwithstanding anything in the Plan to the contrary, the Administrative Committee may grant Options under the Plan in substitution for options issued under other plans, or assume under the Plan options issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Option is substituted, or the old option is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding options of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Administrative Committee without any further action by the Administrative Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Holders.

                                  DEFINITIONS

    2.1 Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

    "Administrative Committee" is defined in Section 3.1.

    "Affiliate" of the Company means any corporation, partnership, or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

    "Approved Transaction" means (a) any merger, consolidation or binding share exchange pursuant to which shares of Common Stock are changed or converted into or exchanged for cash, securities or other property, other than any such transaction in which the persons who hold Common Stock immediately prior to the transaction have immediately following the transaction the same proportionate ownership of the common stock of, and the same voting power with respect to, the surviving corporation; (b) any merger, consolidation or binding share exchange in which the persons who hold Common Stock immediately prior to the transaction have immediately following the transaction less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; (c) any liquidation or dissolution of the Company; and (d) any sale, lease, exchange or other transfer not in the ordinary course of business (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

    "Board" means the Board of Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Code shall include any successor section.

    "Common Stock" means the Common Stock, par value $.001 per share, of the Company.

    "Company" means RealNetworks, Inc., a Washington corporation.

    "Control Purchase" means any transaction (or series of related transactions), consummated without the approval or recommendation of the Board, in which (a) any person, corporation or other entity (including any "person" as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but excluding the Company and any employee benefit plan sponsored by the Company) purchases any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer; or (b) any person, corporation or other entity (including any "person" as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but excluding the Company and any employee benefit plan sponsored by the Company) becomes the "beneficial owner" (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company's securities).

    "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

    "Disinterested Person" is defined in Section 3.2(b).

    "Effective Date" is defined in Section 1.2.

    "Eligible Person" is defined in Section 5.

    "Equity Securities" has the meaning given that term in Rule 3a11-1 promulgated under the Exchange Act, as amended from time to time, or any successor rule thereto.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Exchange Act shall include any successor section.

    "Executive Officer" means any employee of the company who is an "officer" within the meaning of Rule 16a-1(f) of the Exchange Act, as amended from time to time, or any successor rule thereto.

    "Fair Market Value" on any day means, if the Common Stock is publicly traded, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock on that day (or, if that day is not a trading day, on the next preceding trading day), as reported by the principal exchange on which the Common Stock is listed, or, if the Common Stock is publicly traded but not listed on an exchange, as reported by The Nasdaq Stock Market, or, if such prices or quotations are not reported by The Nasdaq Stock Market, as reported by any other available source of prices or quotations selected by the Administrative Committee. If the Common Stock is not publicly traded, or if the Fair Market Value is not determinable by any of the foregoing means, the Fair Market Value on any day shall be determined in good faith by the Administrative Committee on the basis of such considerations as the Administrative Committee deems appropriate.

    "Holder" means an Eligible Person who has received an Option under this Plan or, if rights continue under the Option following the death of the Eligible Person, the person who succeeds to those rights by will or by the laws of descent and distribution.

    "Incentive Stock Option" means an Option that is an incentive stock option within the meaning of Section 422 of the Code.

    "Nonqualified Stock Option" means an Option that is designated as a nonqualified stock option.

    "Option" means an option with respect to shares of Common Stock awarded pursuant to Article 6.

    "Option Agreement" is defined in Section 6.5.

    "Plan" is defined in Section 1.1.

    "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Securities Act shall include any successor section.

    "10% Shareholder" means a person who owns (or is considered as owning within the meaning of Section 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company.

                                       3

                                ADMINISTRATION

    3.1 Administrative Committee. The Plan shall be administered by the Board unless the Board, either voluntarily or as required by Section 3.2 below, appoints a separate committee of the Board to administer the Plan (the Board, or such committee, if it is administering the Plan, will be referred to in the Plan as the "Administrative Committee"). The Administrative Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of that quorum. Any determination reduced to writing and signed by all of the members of the Administrative Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

    3.2 Appointment of Administrative Committee. The Board may appoint a committee consisting of two or more of its members to administer the Plan. Once appointed, the committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the committee and appoint additional members, remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, and/or remove all members of the committee and thereafter directly administer the Plan.

    3.3 Powers; Regulations. The Administrative Committee shall have full power and authority, subject only to the express provisions of the Plan (a) to designate the Eligible Persons to whom Options are to be granted under the Plan;
(b) to determine the number of shares subject to, and all of the other terms and conditions (which need not be identical) of, all Options so granted; (c) to interpret the provisions of the Plan and the Option Agreements evidencing the Options so granted; (d) to correct any defect, supply any information and reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; (e) to supervise the administration of the Plan; and (f) to take such other actions in connection with or in relation to the Plan as it deems necessary or advisable. The Administrative Committee is authorized to establish, amend and rescind such rules and regulations not inconsistent with the terms and conditions of the Plan as it deems necessary or advisable for the proper administration of the Plan. In making determinations hereunder, the Administrative Committee may give such consideration to the recommendations of management of the Company as the Administrative Committee deems desirable.

    3.4 Limits on Authority. Exercise by the Administrative Committee of its authority under the Plan shall be consistent (a) with the intent that all Incentive Stock Options issued under the Plan be qualified under the terms of
Section 422 of the Code (including any amendments thereto and any similar successor provision), and (b) if the Company registers any class of Equity Security pursuant to Section 12 of the Exchange Act, with the intent that the Plan be administered in a manner so that, to the extent possible, the grant of Options and all other transactions with respect to the Plan, to Options and to any Common Stock acquired upon exercise of Options, shall be exempt from the operation of Section 16(b) of the Exchange Act.

    3.5 Exercise of Authority. Each action and determination made or taken pursuant to the Plan by the Administrative Committee, including but not limited to any interpretation or construction of the Plan and the Option Agreements, shall be final and conclusive for all purposes and upon all persons. No member of the Administrative Committee shall be liable for any action or determination made or taken by the member or the Administrative Committee in good faith with respect to the Plan.

                                       4

                           SHARES SUBJECT TO THE PLAN

    4.1 Number of Shares. Subject to the provisions of this Article 4, the maximum number of shares of Common Stock with respect to which Options may be granted during the term of the Plan shall be the sum of (a) 11,300,000, plus (b) an additional 1,045,436 shares of Common Stock previously reserved for issuance pursuant to Section 4.1 of the Company's 1995 Stock Option Plan (the "1995 Plan"), plus (c) any of the 1,269,123 shares of Common Stock subject to options currently outstanding under the 1995 Plan to the extent the options terminate without having been exercised in full. Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company. If any Option terminates for any reason without having been exercised in full, the shares of Common Stock subject to the Option for which it has not been exercised shall again be available for purposes of the Plan.

    4.2 Adjustments. If the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise), or if the Administrative Committee determines, in its sole discretion, that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event (including a merger or consolidation other than one that constitutes an Approved Transaction) affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Administrative Committee shall, in its sole discretion and in such manner as the Administrative Committee may deem equitable and appropriate, make adjustments to any or all of (a) the number and kind of shares with respect to which Options may thereafter be granted under this Plan; (b) the number and kind of shares subject to outstanding Options, and (c) the purchase price under outstanding Options; provided, however, that the number of shares subject to an Option shall always be a whole number. The Administrative Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Option in connection with any adjustment made pursuant to this Section 4.2.

                                       5

                                  ELIGIBILITY

    The persons eligible to participate in the Plan and to receive Options under the Plan ("Eligible Persons") shall be (a) employees (including officers and directors who are also employees) of the Company or any of its Affiliates, and
(b) consultants (and directors who are not employees) rendering services to the Company or any of its Affiliates in the capacity of independent contractors. Options may be granted to Eligible Persons even if they hold or have held Options under this Plan or options or similar awards under any other plan of the Company or any of its Affiliates.

                                       6

                                 STOCK OPTIONS

    6.1 Grant of Options. Subject to the limitations of the Plan, the Administrative Committee shall designate from time to time each Eligible Person who is to be granted an Option, the time when the Option shall be granted, the number of shares subject to the Option, whether the Option is to be an Incentive Stock Option or a Nonqualified Stock Option and, subject to Section 6.2, the purchase price of the shares of Common Stock subject to the Option; provided, however, that Incentive Stock Options may only be granted to Eligible Persons who are employees of the Company or an Affiliate that constitutes a "parent corporation" or a "subsidiary corporation" within the meaning of Section 424 of the Code. Each Option granted under this Plan shall also be subject to such other terms and conditions not inconsistent with this Plan as the Administrative Committee, in its sole discretion, determines. Subject to the limitations of the Plan, the same Eligible Person may receive Incentive Stock Options and Nonqualified Stock Options at the same time and pursuant to the same Option Agreement, provided that Incentive Stock Options and Nonqualified Stock Options are clearly designated as such.

    6.2 Purchase Price. The price at which shares may be purchased upon exercise of an Option shall be fixed by the Administrative Committee and may be more than, less than or equal to the Fair Market Value of the Common Stock as of the date the Option is granted; provided, however, that the purchase price of an Incentive Stock Option shall be (a) at least 110% of the Fair Market Value as of the date of grant of the Common Stock subject thereto, if the Incentive Stock Option is being granted to a 10% Shareholder, and (b) at least 100% of the Fair Market Value as of the date of grant of the Common Stock subject thereto, if the Incentive Stock Option is being granted to any other Eligible Person.

    6.3  Limitations on Grants.

         (a) Annual Limitation on Grants of Incentive Stock Options. The aggregate Fair Market Value of the shares of Common Stock with respect to which, during any calendar year, one or more Incentive Stock Options under this Plan (and/or one or more options under any other plan maintained by the Company or any of its Affiliates for the granting of options intended to qualify under Section 422 of the Code) become exercisable for the first time by a Holder shall not exceed $100,000 (said value to be determined as of the respective dates on which the options are granted to the Holder). If (i) a Holder holds one or more Incentive Stock Options under this Plan (and/or one or more options under any other plan maintained by the Company or any of its Affiliates for the granting of options intended to qualify under
Section 422 of the Code), and (ii) the aggregate Fair Market Value of the shares of Common Stock with respect to which, during any calendar year, such options become exercisable for the first time exceeds $100,000 (said value to be determined as provided above), then such option or options are intended to qualify under Section 422 of the Code with respect to the maximum number of such shares as can, in light of the foregoing limitation, be so qualified, with the shares so qualified to be the shares subject to the option or options earliest granted to the Holder. If an Option that would otherwise qualify as an Incentive Stock Option becomes exercisable for the first time in any calendar year for shares of Common Stock that would cause such aggregate Fair Market Value to exceed $100,000, then the portion of the Option in respect of such shares shall be deemed to be a Nonqualified Stock Option.

         (b) Annual Limitation on Grants Following Exchange Act Registration. If the Company registers any class of any Equity Security pursuant to Section 12 of the Exchange Act, then, from the effective date of the registration until six
(6) months after the termination of the registration, the number of shares subject to one or more Options granted during any calendar year to an Eligible Person shall not exceed one million (1,000,000).

    6.4 Term of Options. Subject to the provisions of the Plan with respect to termination of Options upon death, Disability or termination of services, the term of each Option shall be for such period as the Administrative Committee shall determine, but not more than (a) five (5) years from the date of grant in the case of Incentive Stock Options held by 10% Shareholders; (b) ten (10) years from the date of grant in the case of Incentive Stock Options held by persons other than 10% Shareholders; and (c) twenty (20) years from the date of grant in the case of all other Options, provided, however, that the term for a Nonqualified Stock Option granted more than one (1) year following the Effective Date shall be ten (10) years unless otherwise determined by the Administrative Committee.

    6.5 Option Agreement. Each Option granted under the Plan shall be evidenced by an agreement (the "Option Agreement") which shall designate the Option as an Incentive Stock Option or a Nonqualified Stock Option and contain such terms and provisions not inconsistent with the provisions of the Plan as the Administrative Committee from time to time approves. Each grantee of an Option shall be notified promptly of the grant, an Option Agreement shall be executed and delivered by the Company to the grantee within sixty (60) days after the date the Administrative Committee approves the grant, and, in the discretion of the Administrative Committee, the grant shall terminate if the Option Agreement is not signed by the grantee (or his or her attorney) and delivered to the Company within sixty (60) days after it is delivered to the grantee. An Option Agreement may contain (but shall not be required to contain) such provisions as the Administrative Committee deems appropriate to insure that the penalty provisions of Section 4999 of the Code will not apply to any stock received by the Holder from the Company. An Option Agreement may be modified from time to time pursuant to Section 7.6(b).

    6.6 Exercise of Options. An Option granted under the Plan shall become and remain exercisable during the term of the Option to the extent provided in the Option Agreement evidencing the Option and in this Plan and, unless the Option Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Administrative Committee, at any time before complete termination of the Option, may accelerate the time or times at which the Option may be exercised in whole or in part (without reducing the term of the Option). If an Option is scheduled to become exercisable on one or more dates specified in its Option Agreement, and its Holder has a leave of absence without pay, such date or dates shall be postponed for a period equal to the duration of the leave unless the Administrative Committee determines otherwise.

    6.7  Manner of Exercise.

         (a) Form of Payment. An Option shall be exercised by written notice to the Company upon such terms and conditions as the Option Agreement evidencing the Option may provide and in accordance with such other procedures for the exercise of Options as the Administrative Committee may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by Section
7.8 shall be determined by the Administrative Committee and may consist of (i) cash, (ii) check, (iii) promissory note, (iv) whole shares of Common Stock already owned by the Holder, (v) the withholding of shares of Common Stock issuable upon exercise of the Option, (vi) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, (vii) any combination of the foregoing methods of payment, or (viii) such other consideration and method of payment as may be permitted for the issuance of shares under applicable securities and other laws. The permitted methods or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the Option Agreement evidencing the Option and may be subject to such conditions as the Administrative Committee deems appropriate. Without limiting the generality of the foregoing, if a Holder is permitted to elect to have shares of Common Stock issuable upon exercise of an Option withheld to pay all or any part of the amounts payable in connection with the exercise, then the Administrative Committee shall have the sole discretion to approve or disapprove the election, which approval or disapproval shall be given after the election is made.

         (b) Value of Shares. Shares of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of Common Stock withheld for the payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

         (c) Issuance of Shares. The Company shall effect the issuance of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 7.8, and within a reasonable time thereafter the issuance shall be evidenced on the books of the Company. Following the exercise of an Incentive Stock Option, the Administrative Committee shall cause the information statement required by Section 6039 of the Code to be furnished to the Holder within the time and in the manner prescribed by law.

    6.8 Legends. Each certificate representing shares of Common Stock issued under the Plan upon exercise of an Option shall, unless the Administrative Committee otherwise determines, contain on its face the notice "SEE TRANSFER RESTRICTIONS ON REVERSE" and on its reverse a legend in form substantially as follows, together with any other legends that are required by the terms and conditions of the Plan or that the Administrative Committee in its discretion deems necessary or appropriate:

         NOTICE:  TRANSFER AND OTHER RESTRICTIONS

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF EXCEPT UPON SATISFACTION OF CERTAIN CONDITIONS. INFORMATION CONCERNING THESE RESTRICTIONS MAY BE OBTAINED FROM THE CORPORATION. ANY OFFER OR DISPOSITION OF THESE SECURITIES WITHOUT SATISFACTION OF SAID CONDITIONS WILL BE WRONGFUL AND WILL NOT ENTITLE THE TRANSFEREE TO REGISTER OWNERSHIP OF THE SECURITIES WITH THE CORPORATION.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER, AND MAY BE SUBJECT TO REPURCHASE BY THE CORPORATION OR ONE OR MORE OF ITS SHAREHOLDERS PURSUANT TO THE PROVISIONS OF THE CORPORATION'S 1996 STOCK OPTION PLAN AND/OR AN AGREEMENT BETWEEN THE HOLDER AND THE CORPORATION AND/OR AN AGREEMENT AMONG THE CORPORATION AND ITS SHAREHOLDERS. INFORMATION CONCERNING THESE RESTRICTIONS MAY BE OBTAINED FROM THE CORPORATION.

The Company may cause the transfer agent for the Common Stock to place a stop transfer order with respect to such shares.

    6.9  Nontransferability.    Unless the Administrative Committee determines
otherwise at the time an Option is granted (or at any later time when the Administrative Committee, by written notice to the Holder, releases in whole or in part the restrictions under this Section 6.9), an Option shall not be transferable other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Holder thereof only by the Holder (or his or her court appointed legal representative). Options shall not be transferable other than by will or the laws of descent and distribution, and Options may be exercised during the lifetime of the Holder thereof only by the Holder (or his or her court appointed legal representative).

    6.10  Repurchase of Shares.

          (a) Right of Repurchase. If so specified by the Administrative Committee at the time an Option is granted to a Holder who is an employee of the Company or any of its Affiliates or a party to a consulting arrangement with the Company or any of its Affiliates, the Company shall have the right, but shall not be required, to repurchase from the Holder all or part of (i) the shares of Common Stock that the Holder acquires upon the exercise of the Option, and (ii) any other shares of Common Stock or other securities issued or acquired with respect to the shares specified in the preceding clause (i) or this clause (ii) in connection with any stock dividend, stock split, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event. Such right shall be exercisable at any time and from time to time during the period of ninety (90) days commencing on the date of termination of the Holder's employment or consulting agreement with the Company or any of its Affiliates for "cause," as defined in Section 7.2(b).

         (b) Exercise of Repurchase Right. The Company's right of repurchase under this Section 6.10 shall be exercised by delivery written notice to the Holder specifying the number of shares or other securities to be repurchased and the effective date of the repurchase, which date shall not be earlier than the date of the notice nor later than the date of termination of the Company's right of repurchase. If a Holder transfers shares or other securities that are subject to the Company's right of repurchase, the shares or other securities shall remain subject to the Company's right of repurchase during the period specified in the last sentence of Section 6.10(a) (exercise of the right of repurchase in such even shall be effected by notice to the person or entity holding the shares or other securities at the time of exercise).

         (c) Repurchase Price. With respect to each share or other security to be repurchased by the Company upon its exercise of its right of repurchase under this Section 6.10, the repurchase price shall be the Fair Market Value of the share or security as of the effective date of the repurchase. The Company may elect to pay the amount owed to the Holder (or to the person or entity holding the share or other security to be repurchased) either (i) in cash, in which case the amount shall be paid, without interest, within thirty (30) days following the effective date of the repurchase, or (ii) in three equal installments, with the first installment payable on the first anniversary of the effective date of the repurchase, and the remaining installments payable on the corresponding date in each of the next two years, with each installment to include interest on the unpaid principal computed at the prime rate published in the Wall Street Journal for the first business day of the month in which the effective date of the repurchase occurs, for the period from the effective date of the repurchase or the date of the most recent installment, as the case may be, to the due date of the installment being paid.

         (d) Termination of Right of Repurchase. Any right of repurchase of the Company under this Section 6.10 shall terminate upon the occurrence of a Control Purchase or an Approved Transaction (other than an Approved Transaction in connection with which the Administrative Committee determines, in accordance with the last sentence of Section 7.1, that Options otherwise subject to such right of repurchase will not vest or become exercisable on an accelerated basis and/or will not terminate if not exercised prior to consummation of the Approved Transaction). Any right of repurchase of the Company under this Section 6.10 shall also terminate upon the effective date of the registration by the Company of any class of any Equity Security pursuant to Section 12 of the Exchange Act.

     6.11 Class of Common Stock. The class of shares subject to each Option and the class of shares to be received upon exercise of each Option shall depend upon the employment status of the Eligible Person at the date the Option is granted and at the date the Option is exercised. If the Eligible Person is an employee (including officers and directors who are also employees) of the Company or one of its Affiliates as of the date the Option is granted, the shares subject to the Option shall be shares of Series B Common Stock, which are automatically convertible into the shares of Series C Common Stock upon the occurrence of certain events (a "Conversion Event") as described in the Company's Articles of Incorporation, as amended from time to time (the "Articles"), provided, that if a Conversion Event occurs prior to the exercise of an Option, the shares subject to the Option shall be shares of Series C Common Stock, with the rights defined in the Articles. If the Eligible Person is a consultant (other than a director) rendering services to the Company or any of its Affiliates in the capacity of an independent contractor as of the date the Option is granted, the shares subject to the Option shall be shares of Series C Common Stock, with the rights defined in the Articles, regardless of the Eligible Person's employment status with the Company at the date the Option is exercised.

     6.12 Delegation to Executive Officer of Authority to Grant Options. The Board may delegate to an Executive Officer the authority to determine from time to time (a) the Eligible Persons to whom Options are to be granted; (b) the number of shares of Common Stock for which the Options are exercisable and the purchase price of such shares; (c) whether the Options are Incentive Stock Options or Nonqualified Stock Options; and (d) all of the other terms and conditions (which need not be identical) of the Options; provided, however, that
(i) the authority delegated to the Executive Officer under this Section 6.12 shall not exceed that of the Administrative Committee under the foregoing provisions of this Article 6 and shall be subject to such limitations, in addition to those specified in this Section 6.12, as may be specified by the Board at the time of delegation; (ii) the Executive Officer may not be delegated authority under this Section 6.12 to grant any Option to any person who is an Executive Officer or a director of the Company at the time of the grant; (iii) the purchase price of each share of Common Stock under an Option granted under this Section 6.12 shall not be less than the Fair Market Value of such share on the date of grant of the Option; and (iv) the Executive Officer shall promptly provide a report to the Administrative Committee of each person to whom an Option has been granted under this Section 6.12 and the material terms and conditions of the Option.

                                       7

                              GENERAL PROVISIONS

    7.1  Acceleration of Options--Approved Transactions; Control Purchase.
In the event of any Approved Transaction or Control Purchase, each outstanding Option under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby, notwithstanding any contrary vesting schedule in the Option Agreement evidencing the Option (except to the extent the Option Agreement expressly provides otherwise), effective upon the Control Purchase or immediately prior to consummation of the Approved Transaction. In the case of an Approved Transaction, the Company shall provide notice of the pendency of the Approved Transaction, at least fifteen (15) days prior to the expected date of consummation thereof, to each Holder of an outstanding Option. Each Holder shall thereupon be entitled to exercise the Option at any time prior to consummation of the Approved Transaction. Any such exercise as to any portion of the Option that will only become vested immediately prior to the consummation of the Approved Transaction in accordance with the foregoing acceleration provision shall be contingent on such consummation. Any such exercise as to any other portion of the Option will not be contingent on such consummation unless so elected by the Holder in a notice delivered to the Company simultaneously with the exercise. Upon consummation of the Approved Transaction, all Options shall expire to the extent such exercise has not occurred. Notwithstanding the foregoing, except to the extent otherwise provided in one or more Option Agreements evidencing Options, the Administrative Committee may, in its discretion, determine that any or all outstanding Options will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction and/or will not terminate if not exercised prior to consummation of the Approved Transaction, if the Board or the surviving or acquiring corporation, as the case may be, shall take, or made effective provision for the taking of, such action as in the opinion of the Administrative Committee is equitable and appropriate in order to substitute new Options for such Options, or to assume such Options (which assumption may be effected by any means determined by the Administrative Committee, in its discretion, including, but not limited to, by a cash payment to each Holder, in cancellation of the Options held by him or her, of such amount as the Administrative Committee determines, in its sole discretion, represents the then value of the Options) and in order to make such new or assumed Options, as nearly as practicable, equivalent to the old Options (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

    7.2 Termination of Services. The provisions of this Section 7.2 shall apply to any Holder who is an employee of the Company or any of its Affiliates or a party to a written consulting agreement with the Company or any of its Affiliates.

         (a) General. If such a Holder's employment or consulting agreement terminates prior to the complete exercise of an Option, then the Option shall, except to the extent the Option Agreement evidencing the Option expressly provides otherwise, thereafter be exercisable, to the extent that the Holder was entitled to exercise the Option on the date of such termination, for a period of three (3) months following such termination (but not later than the scheduled expiration date of the Option); provided, however, that (i) if the Holder's employment or consulting agreement terminates by reason of death or Disability, then, except to the extent the Option Agreement evidencing the Option expressly provides otherwise, the Option shall be exercisable, to the extent that the Holder was entitled to exercise the Option on the date of such termination, for a period of one (1) year following such termination (but not later than the scheduled expiration of the Option), and (ii) any termination by the Company or any of its Affiliates for cause will be treated in accordance with the provisions of Section 7.2(b) (except to the extent the Option Agreement expressly provides otherwise).

         (b) Termination by Company for Cause. If a Holder's employment or consulting agreement with the Company or any of its Affiliates is terminated for cause, then all Options held by the Holder shall immediately terminate and, accordingly, may not be exercised, except to the extent one or more of the Option Agreements evidencing the Options expressly provides otherwise. For purposes of this Plan, "cause" shall have the meaning given that term in any employment agreement or consulting agreement to which the Holder is a party or, in the absence thereof, the conduct that shall constitute "cause" for purposes of this Plan shall be insubordination, a knowing violation of a state or federal law involving the commission of a crime against the Company or any of its Affiliates or a felony, any misrepresentation, deception, fraud or dishonesty that is materially injurious to the Company or any of its Affiliates, incompetence, moral turpitude, the refusal to perform the Holder's duties and responsibilities for any reason other than illness or incapacity, and any other misconduct of any kind that the Administrative Committee determines constitutes "cause" for purposes of this Plan; provided, however, that if a termination occurs within twelve (12) months after an Approved Transaction or Control Purchase, termination for cause shall mean only a felony conviction for fraud, misappropriation or embezzlement. Following termination of a Holder's employment or consulting agreement, if the Holder engages in any act that would have constituted cause if the Holder had remained employed by or in a consulting relationship with the Company or any of its Affiliates, then the Administrative Committee shall be entitled to terminate any Options held by the Holder.

         (c) Miscellaneous. The Administrative Committee may determine whether any given leave of absence of a Holder constitutes a termination of the Holder's employment or consulting agreement; provided, however, that for purposes of the Plan--

              (i) a leave of absence, duly authorized in writing by the Company or any of its Affiliates for military service or sickness, or for any other purpose approved by the Company or any of its Affiliates, if the period of the leave does not exceed ninety (90) days, and

              (ii) a leave of absence in excess of ninety (90) days, duly authorized in writing by the Company or any of its Affiliates, provided the Holder's right to return to service with the Company or the Affiliate is guaranteed either by statute or by contract--shall not be deemed a termination of the Holder's employment or consulting agreement. Options granted under the Plan shall not be affected by any change of a Holder's employment or consulting agreement so long as the Holder continues to be an employee of or consultant to the Company or any of its Affiliates. Except to the extent an Option Agreement evidencing an Option expressly provides otherwise, if a Holder has an employment or consulting agreement with an Affiliate of the Company that ceases to be an Affiliate, such event shall be deemed to constitute a termination of the Holder's employment or consulting agreement for a reason other than death or Disability.

    7.3 Right to Terminate Services. Nothing contained in the Plan or in any Option Agreement, and no action of the Company or the Administrative Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the service of the Company or any of its Affiliates or interfere in any way with the right of the Company or any of its Affiliates, subject to the provisions of any agreement between the Holder and the Company or any of its Affiliates, to terminate at any time, with or without cause, the employment or consulting agreement with the Holder.

    7.4 Nonalienation of Benefits. Except as provided in Section 6.9, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to the right or benefit.

    7.5 Shareholders Agreement. Unless the Option Agreement evidencing an Option expressly provides otherwise, the Holder of the Option shall be required, as a condition to the issuance of any shares of Common Stock that the Holder acquires upon the exercise of the Option, to execute and deliver to the Company a shareholders agreement in such form as may be in use by the Company at the time of such exercise, or a counterpart thereof, together with, unless the Holder is unmarried, a spousal consent in the form required thereby, unless the Holder has previously executed and delivered such documents and they are in effect at the time the shares are to be issued.

    7.6  Termination and Amendment.

         (a) General. Unless the Plan shall previously have been terminated as hereinafter provided, no Options may be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date. The Board or the Administrative Committee may at any time prior to the tenth (10th) anniversary of the Effective Date terminate the Plan, and may, from time to time, suspend or discontinue the Plan or modify or amend the Plan in such respects as it shall deem advisable; provided, however, that any such modification or amendment shall comply with all applicable laws and stock exchange listing requirements and, with respect to Incentive Stock Options granted or to be granted under the Plan, shall be subject to any approval by shareholders of the Company required under the Code.

         (b) Modification. No termination, modification or amendment of the Plan may adversely affect the rights of the Holder of an outstanding Option in any material way unless the Holder consents thereto. No modification, extension, renewal or other change in any Option granted under the Plan shall be made after the grant of the Option, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 7.6(a)), the Administrative Committee may amend outstanding Option Agreements with any Holder, including, without limitation, any amendment that would (i) accelerate the time or times at which the Option may be exercised, and/or (ii) extend the scheduled expiration date of the Option. Without limiting the generality of the foregoing, the Administrative Committee may, but solely with the Holder's consent unless otherwise provided in the Option Agreement, agree to cancel any Option under the Plan and issue a new Option in substitution therefor, provided that the Option so substituted shall satisfy all of the requirements of the Plan as of the date the new Option is granted. Nothing contained in the foregoing provisions of this Section 7.6(b) shall be construed to prevent the Administrative Committee from providing in any Option Agreement that the rights of the Holder with respect to the Option are subject to such rules and regulations as the Administrative Committee may, subject to the express provisions of the Plan, adopt from time to time, or impair the enforceability of any such provision.

    7.7 Government and Other Regulations. The obligation of the Company with respect to Options shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. As long as the Common Stock is not registered under the Exchange Act, the Company intends that all offers and sales of Options and shares of Common Stock issuable upon exercise of Options shall be exempt from registration under the provisions of Section 5 of the Securities Act, and the Plan shall be administered in a manner so as to preserve such exemption. The Company also intends that the Plan shall constitute a written compensatory benefit plan, within the meaning of Rule 701(b) promulgated under the Securities Act, and that each Option granted under the Plan at a time when the Common Stock is not registered under the Exchange Act shall, unless otherwise provided by the Administrative Committee at the time the Option is granted, be granted in reliance on the exemption from the registration requirements of Section 5 of the Securities Act provided by Rule 701. As long as the Common Stock is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements to file in a timely manner all reports required to be filed by it under the Exchange Act.

    7.8 Withholding. The Company's obligation to deliver shares of Common Stock upon exercise of an Option shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time an Option is exercised may, in the discretion of the Administrative Committee, be paid in shares of Common Stock already owned by the Holder or through the withholding of shares otherwise issuable to the Holder, upon such terms and conditions as the Administrative Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Administrative Committee for the payment of, all such federal, state and local taxes, then the Company or any of its Affiliates shall, to the extent not prohibited by law, have the right to deduct from any payment of any kind otherwise due to the Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company or any of its Affiliates with respect to the Option.

    7.9 Separability. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein; provided, however, that to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, the Option, to that extent, shall be deemed to be a Nonqualified Stock Option for all purposes of the Plan.

    7.10 Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

    7.11 Exclusion from Pension and Profit-Sharing Computation. By acceptance of an Option, unless otherwise provided in the Option Agreement evidencing the Option, the Holder shall be deemed to have agreed that the Option is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any of its Affiliates.

    7.12 No Shareholder Rights. No Holder or other person shall have any voting or other shareholder rights with respect to shares of Common Stock subject to an Option until the Option has been duly exercised, full payment of the purchase price has been made, all conditions under the Option and this Plan to issuance of the shares have been satisfied, and a certificate for the shares has been issued. No adjustment shall be made for cash or other dividends or distributions to shareholders for which the record date is prior to the date of such issuance.

    7.13 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Washington.

    7.14 Company's Rights. The grant of Options pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.